                                                                       EXHIBIT 5

                                October 31, 1995

The Actava Group Inc.
945 East Paces Ferry Road
Suite 2210
Atlanta, Georgia 30326

          Re:  The Actava Group Inc.
               Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to The Actava Group Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission (the "Commission") for the reoffer and resale of certain securities of the Company owned of record by the Selling Stockholders named in the Registration Statement (the "Selling Stockholders"). Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, 15,252,128 shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of the Company to be issued to the Selling Stockholders pursuant to the Merger Agreement (as defined below).

     The opinion hereinafter set forth is given to the Company pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no opinion is implied or to be inferred beyond such matter. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

     In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including without limitation, the Amended and Restated Agreement and Plan of Merger date as of September 27, 1995 by and among the Company, Orion Pictures Corporation, MCEG Sterling Incorporated and Metromedia International Telecommunications, Inc. (the "Merger Agreement") and resolutions duly adopted by action of the Board of Directors authorizing and approving the Merger Agreement and the transactions contemplated thereby, the issuance of the Shares and the preparation and filing of the Registration Statement. In making all of our examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

     As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of an officer of the Company and a certificate of a public official. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

     Members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. Because the Company is organized under, and the subject of our Opinion therefore is governed by, the General Corporation Law of the State of Delaware (the "Delaware Code"), we do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws set forth in the Delaware Code that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as those described in the Registration Statement. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

     Based upon and subject to the foregoing, we are of the Opinion that:

          (1) the Shares, when issued and delivered to the Selling Stockholders in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ LONG, ALDRIDGE & NORMAN